EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-63321) of Saga Communications, Inc. Employees’ 401(k) Savings & Investment Plan,
(2)Registration Statement (Form S-8 No. 333-125361) of Saga Communications, Inc. 2005 Incentive Compensation Plan, and
(3)Registration Statement (Form S-8 No. 333-192101) of Saga Communications, Inc. 2005 Incentive Compensation Plan Second Amended and Restated;
(4)Registration Statement (Form S-8 No. 333-228307) of Saga Communications, Inc. 2005 Incentive Compensation Plan Second Amended and Restated, as amended of our reports dated March 16, 2023, with respect to the consolidated financial statements of Saga Communications, Inc. and the effectiveness of internal control over financial reporting of Saga Communications, Inc. included in this Annual Report (Form 10-K) of Saga Communications, Inc. for the year ended December 31, 2022.

/s/ UHY LLP

Sterling Heights, Michigan
March 16, 2023